CAVA ROBLES- CALIFORNIA

SUN

Sun Communities, Inc.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FIRST QUARTER 2020

PONY EXPRESS - UTAH

HERITAGE - CALIFORNIA

BRENTWOOD WEST - ARIZONA

NEWS RELEASE
April 22, 2020

Sun Communities, Inc. Reports 2020 First Quarter Results and Provides Update on COVID-19 Effects

Southfield, Michigan, April 22, 2020 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its first quarter results for 2020 and provided an update on the effects of, and its response to, the COVID-19 pandemic.

Financial Results for the Three Months Ended March 31, 2020

For the three months ended March 31, 2020, total revenues increased $23.0 million, or 8.0 percent, to $310.3 million compared to $287.3 million for the same period in 2019. Net loss attributable to common stockholders was $16.1 million, or $0.17 per diluted common share, for the three months ended March 31, 2020, as compared to net income attributable to common stockholders of $34.3 million, or $0.40 per diluted common share, for the same period in 2019.

Non-GAAP Financial Measures and Portfolio Performance

•
Core Funds from Operations (“Core FFO”)(1) for the three months ended March 31, 2020, was $1.22 per diluted share and OP unit (“Share”) as compared to $1.18 in the prior year, an increase of 3.4 percent.

•	Same Community(2) Net Operating Income (“NOI”)(1) increased by 6.7 percent for the three months ended March 31, 2020, as compared to the corresponding period in 2019.

•	Revenue Producing Sites increased by 300 sites for the three months ended March 31, 2020, bringing total portfolio occupancy to 96.7 percent.

•	MH rent collections for the month of April total approximately 98 percent as of April 21, 2020.

Gary Shiffman, Chief Executive Officer of Sun Communities stated, “We want to convey our best wishes for the health and safety of all of our stakeholders during these unprecedented times. Sun is deeply committed to prioritizing the welfare of its residents, guests and team members every day, and in light of the widespread concern over COVID-19 across the nation, we have re-doubled our efforts. We have moved swiftly to develop a rent deferral program for residents that have been adversely impacted by the pandemic and we have taken decisive measures to reduce controllable expenses and preserve the Company’s financial flexibility.”

Mr. Shiffman continued, “The ultimate impact of disruption from the virus will be determined by the length of time that the COVID-19 pandemic remains a threat and depends on a multitude of variables over which we have no control. It is important to remember the pandemic is not a permanent condition, but a point in time that has dramatically impacted consumers, businesses and travel. We know that with time, this disruption will cease, and we firmly believe the fundamental thesis of manufactured housing communities and recreational vehicle resorts remains intact. We offer unparalleled value to our residents and guests in housing and vacationing options. We are confident Sun is prepared to withstand these challenges and navigate this evolving situation with its strong balance sheet, superior properties and dedicated team members.”

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COVID-19 and Impact on Operations

Since the declaration of COVID-19 as a pandemic at the beginning of March, the Company has adopted recommendations and protocols from the Centers for Disease Control, the World Health Organization and federal, state and local authorities where it operates, to ensure the safety and well-being of its team members, residents and guests.

The Company is continuing to provide essential services using social distancing techniques and minimal contact. The Company’s community and resort offices are partially staffed with reduced hours and open for essential services only. To promote social distancing, the Company is encouraging its residents to use its online rent payment portals and other payment methods. Amenities have been closed at the direction of state and local municipalities and to prevent social gathering.

Certain of the Company’s RV resorts remain open, where government regulations permit, however all indoor and outdoor activities have been suspended to encourage social distancing. Forty four RV resorts in the northern United States and Canada, that normally would commence operations in early spring, have had their openings delayed and do not yet have confirmed opening dates from local municipalities.

The Company has implemented measures to mitigate the impact of COVID-19 on the business. These efforts include increasing its cash position, bolstering liquidity and eliminating, reducing or deferring non-essential expenditures. Additionally, the Board of Directors and executive officers have elected to forgo base compensation for at least the second quarter. Cost containment measures have also included the additional furlough of team members and reductions in base compensation for non-furloughed team members. The Company will provide health benefit coverage to furloughed team members, if enrolled, at no cost to the team members.

The impact of stay-at-home orders and travel restrictions is expected to have a significant impact on the Company’s transient RV financial results including a reduction of revenue earned from the rental of sites, ancillary income and fee generation. These reductions, combined with the potential impact on manufactured housing operations and home selling activities, offset by the Company’s implementation of cost saving measures, could have an estimated net reduction for the second quarter of 2020 of $15.0 - $18.0 million from the Company’s original expectations.

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total portfolio occupancy was 96.7 percent at March 31, 2020, compared to 96.4 percent at March 31, 2019.

During the three months ended March 31, 2020, revenue producing sites increased by 300 sites, as compared to an increase of 571 revenue producing sites during the three months ended March 31, 2019.

Same Community(2) Results

For the 367 communities owned and operated by the Company since January 1, 2019, NOI(1) for the three months ended March 31, 2020 increased 6.7 percent over the same period in 2019, as a result of a 5.2 percent increase in revenues and a 1.8 percent increase in operating expenses. Same Community occupancy(3) increased to 98.4 percent at March 31, 2020 from 96.6 percent at March 31, 2019.

Home Sales

During the three months ended March 31, 2020, the Company sold 763 homes as compared to 798 homes sold during the same period in 2019. New home sales volume was 119 and 125 for the three months ended March 31, 2020 and 2019, respectively. Rental home sales volume, which are included in total home sales, were 234 and 210 for the three months ended March 31, 2020 and 2019, respectively.

PORTFOLIO ACTIVITY

Acquisitions

During the three months ended March 31, 2020, the Company acquired the following communities:

Community Name	Type	Sites	Development sites	State	Total Purchase Price (in millions)	Month Acquired
Cape Cod (1)	RV	230	—	MA	$13.5	January
Jellystone Natural Bridge	RV	299	—	VA	$11.5	February
(1) In conjunction with the acquisition, we issued Series E Preferred Operating Partnership (“OP”) Units. As of March 31, 2020, 90,000 Series E Preferred OP Units were outstanding.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the three months ended March 31, 2020, the Company completed a 15-year, $230.0 million term loan transaction that carries an interest rate of 3.0 percent.  The Company repaid a $99.6 million term loan due to mature in 2021 with an interest rate of 5.8 percent.  Also, during the quarter, the Company repaid four term loans secured by two properties with a weighted average interest rate of 5.8 percent totaling $19.9 million which were set to mature in 2020.

As of March 31, 2020, the Company had $3.9 billion of debt outstanding. The weighted average interest rate was 3.64 percent and the weighted average maturity was 10.6 years. The Company had $382.5 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve-month Recurring EBITDA(1) ratio was 5.6 times.

2020 Distributions

As previously announced, the Company increased its annual distribution by 5.3 percent to $3.16 per common share from $3.00 per common share. The increase began with the distribution declared in March 2020 that was paid after quarter end. While the Company has adopted the annual distribution policy, the amount of each quarterly distribution on the Company’s common stock will be subject to approval by its Board of Directors.

GUIDANCE 2020 UPDATE

The duration of the unprecedented COVID-19 crisis is unknown and its impact is continually evolving. Given the uncertainty surrounding the impact from the COVID-19 pandemic on its operations, the Company has withdrawn full year 2020 operational and financial guidance previously issued on February 19, 2020.

When the Company has more clarity on the suspension of travel restrictions and stay-at-home orders, it expects to provide updated guidance for the balance of 2020.

EARNINGS CONFERENCE CALL

A conference call to discuss first quarter operating results will be held on Thursday, April 23, 2020 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through May 7, 2020 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13699860. The conference call will be available live on Sun Communities’ website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of March 31, 2020, owned, operated, or had an interest in a portfolio of 424 communities comprising nearly 142,000 developed sites in 33 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the effects of the COVID-19 pandemic and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations; national, regional and local economic climates; the ability to maintain rental rates and occupancy levels; competitive market forces; the performance of recent acquisitions; the ability to integrate future acquisitions smoothly and efficiently; changes in market rates of interest; changes in foreign currency exchange rates; the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

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Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

1st Quarter 2020 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of March 31, 2020)

4,986
226
1,077
475
1,911
588
28,473
2,316
2,237
925
2,005
324
413
1,534
750
7,933
2,714
2,150
3,621
2,920
3,161
1,710
1,825
976
1,383
5,660
954
700
2,287
142
1,355
9,239
201
44,691

Number of Sites: **141,862**

★ Headquarters

1st Quarter 2020 Supplemental Information     2          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Financial Information
Total revenues	$310,302	$301,819	$362,443	$312,445	$287,330
Net income / (loss)	$(15,478)	$30,685	$64,451	$45,116	$37,127
Net Income / (loss) attributable to Sun Communities Inc. common stockholders	$(16,086)	$28,547	$57,002	$40,385	$34,331
Basic earnings / (loss) per share*	$(0.17)	$0.31	$0.63	$0.46	$0.40
Diluted earnings / (loss) per share*	$(0.17)	$0.31	$0.63	$0.46	$0.40

Cash distributions declared per common share*	$0.79	$0.75	$0.75	$0.75	$0.75

Recurring EBITDA (1)	$156,552	$144,738	$179,953	$151,502	$147,714
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$95,046	$105,533	$119,496	$108,112	$106,779
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$117,267	$104,534	$137,369	$108,002	$106,259
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	$0.98	$1.11	$1.27	$1.18	$1.19
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	$1.22	$1.10	$1.46	$1.18	$1.18

Balance Sheet
Total assets	$8,209,047	$7,802,060	$7,397,854	$7,222,084	$7,098,662
Total debt	$3,926,494	$3,434,402	$3,271,341	$3,107,775	$3,448,117
Total liabilities	$4,346,127	$3,848,104	$3,720,983	$3,542,188	$3,846,325

	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Operating Information*
Communities	424	422	389	382	379

Manufactured home sites	93,834	93,821	88,024	87,555	87,425
Annual RV sites	26,148	26,056	25,756	25,009	24,750
Transient RV sites	21,880	21,416	20,882	20,585	20,173
Total sites	141,862	141,293	134,662	133,149	132,348

MH occupancy	95.8%	95.5%	95.7%	95.7%	95.4%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	96.7%	96.4%	96.7%	96.6%	96.4%

New home sales	119	140	167	139	125
Pre-owned home sales	644	668	739	788	673
Total home sales	763	808	906	927	798

	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Net Leased Sites (24)
MH net leased sites	287	437	296	410	398
RV net leased sites	13	232	470	258	173
Total net leased sites	300	669	766	668	571

1st Quarter 2020 Supplemental Information     3          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	(Unaudited)
	March 31, 2020	December 31, 2019
Assets
Land	$1,418,985	$1,414,279
Land improvements and buildings	6,697,376	6,595,272
Rental homes and improvements	640,709	627,175
Furniture, fixtures and equipment	285,922	282,874
Investment property	9,042,992	8,919,600
Accumulated depreciation	(1,754,591)	(1,686,980)
Investment property, net	7,288,401	7,232,620
Cash, cash equivalents and restricted cash	394,740	34,830
Marketable securities	55,602	94,727
Inventory of manufactured homes	64,436	62,061
Notes and other receivables, net	186,692	157,926
Other assets, net	219,176	219,896
Total Assets	$8,209,047	$7,802,060
Liabilities
Mortgage loans payable	$3,273,808	$3,180,592
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663
Lines of credit (5)	582,774	183,898
Distributions payable	75,636	71,704
Advanced reservation deposits and rent	151,144	133,420
Accrued expenses and accounts payable	110,512	127,289
Other liabilities	82,341	81,289
Total Liabilities	4,346,127	3,848,104
Commitments and contingencies
Series D preferred OP units	50,387	50,913
Equity Interests - NG Sun LLC and NG Whitewater	26,063	27,091
Stockholders' Equity
Common stock	933	932
Additional paid-in capital	5,211,678	5,213,264
Accumulated other comprehensive loss	(8,325)	(1,331)
Distributions in excess of accumulated earnings	(1,479,424)	(1,393,141)
Total Sun Communities, Inc. stockholders' equity	3,724,862	3,819,724
Noncontrolling interests
Common and preferred OP units	52,234	47,686
Consolidated variable interest entities	9,374	8,542
Total noncontrolling interests	61,608	56,228
Total Stockholders' Equity	3,786,470	3,875,952
Total Liabilities, Temporary Equity and Stockholders' Equity	$8,209,047	$7,802,060

1st Quarter 2020 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019	Change	% Change
Revenues
Income from real property (excluding transient revenue)	$212,530	$190,565	$21,965	11.5%
Transient revenue	25,255	24,518	737	3.0%
Revenue from home sales	40,587	39,618	969	2.4%
Rental home revenue	15,472	13,971	1,501	10.7%
Ancillary revenue	10,195	10,178	17	0.2%
Interest income	2,350	4,800	(2,450)	(51.0)%
Brokerage commissions and other revenues, net	3,913	3,680	233	6.3%
Total Revenues	310,302	287,330	22,972	8.0%
Expenses
Property operating and maintenance	64,057	57,909	6,148	10.6%
Real estate taxes	17,176	15,330	1,846	12.0%
Cost of home sales	30,032	29,277	755	2.6%
Rental home operating and maintenance	5,494	4,832	662	13.7%
Ancillary expenses	7,482	7,101	381	5.4%
Home selling expenses	3,992	3,324	668	20.1%
General and administrative expenses	25,517	21,887	3,630	16.6%
Catastrophic weather-related charges, net	606	782	(176)	(22.5)%
Depreciation and amortization	83,689	76,556	7,133	9.3%
Loss on extinguishment of debt	3,279	653	2,626	402.1%
Interest expense	32,416	34,014	(1,598)	(4.7)%
Interest on mandatorily redeemable preferred OP units / equity	1,041	1,094	(53)	(4.8)%
Total Expenses	274,781	252,759	22,022	8.7%
Income Before Other Items	35,521	34,571	950	2.7%
Gain / (loss) on remeasurement of marketable securities	(28,647)	267	(28,914)	N/M (a)
Gain / (loss) on foreign currency translation	(17,479)	1,965	(19,444)	N/M (a)
Other expense, net (6)	(302)	(67)	(235)	350.7%
Loss on remeasurement of notes receivable	(2,112)	—	(2,112)	N/A
Income from nonconsolidated affiliates	52	388	(336)	(86.6)%
Loss on remeasurement of investment in nonconsolidated affiliates	(2,191)	—	(2,191)	N/A
Current tax expense	(450)	(214)	(236)	110.3%
Deferred tax benefit	130	217	(87)	(40.1)%
Net Income / (Loss)	(15,478)	37,127	(52,605)	(141.7)%
Less: Preferred return to preferred OP units / equity	1,570	1,323	247	18.7%
Less: Income / (loss) attributable to noncontrolling interests	(962)	1,041	(2,003)	(192.4)%
Net Income / (Loss) Attributable to Sun Communities, Inc.	(16,086)	34,763	(50,849)	(146.3)%
Less: Preferred stock distribution	—	432	(432)	(100.0)%
Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders	$(16,086)	$34,331	$(50,417)	(146.9)%

Weighted average common shares outstanding - basic	92,410	85,520	6,890	8.1%
Weighted average common shares outstanding - diluted	92,935	86,033	6,902	8.0%

Basic earnings / (loss) per share	$(0.17)	$0.40	$(0.57)	(142.5)%
Diluted earnings / (loss) per share	$(0.17)	$0.40	$(0.57)	(142.5)%
(a) Percentage change is not meaningful, (“N/M”)

1st Quarter 2020 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of March 31, 2020

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Non-convertible Securities
Common shares	93,327	N/A	N/A	N/A	$3.16^

Convertible Securities
Series A-1 preferred OP units	303	2.4390	738	$100	6.0%
Series A-3 preferred OP units	40	1.8605	75	$100	4.5%
Series C preferred OP units	310	1.1100	345	$100	4.5%
Series D preferred OP units	489	0.8000	391	$100	3.8%
Series E preferred OP units	90	0.6897	62	$100	5.25%
Common OP units	2,408	1.0000	2,408	N/A	Mirrors common shares distributions
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of March 31, 2020

Equity	Shares	Share Price*	Total
Common shares	93,327	$124.85	$11,651,876
Common OP units	2,408	$124.85	300,639
Subtotal	95,735		$11,952,515

Series A-1 preferred OP units	738	$124.85	$92,139
Series A-3 preferred OP units	75	$124.85	9,364
Series C preferred OP units	345	$124.85	43,073
Series D preferred OP units	391	$124.85	48,816
Series E preferred OP units	62	$124.85	7,741
Total diluted shares outstanding	97,346		$12,153,648

Debt
Mortgage loans payable			$3,273,808
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,249
Preferred OP units - mandatorily redeemable			34,663
Lines of credit (5)			582,774
Total debt			$3,926,494

Total Capitalization			$16,080,142

1st Quarter 2020 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

1st Quarter 2020 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to FFO(1)
(amounts in thousands except for per share data)

	Three Months Ended
	March 31, 2020	March 31, 2019
Net Income / (Loss) Attributable To Sun Communities, Inc. Common Stockholders	$(16,086)	$34,331
Adjustments
Depreciation and amortization	83,752	76,712
(Gain) / loss on remeasurement of marketable securities	28,647	(267)
Loss on remeasurement of investment in nonconsolidated affiliates	2,191	—
Loss on remeasurement of notes receivable	2,112	—
Income / (loss) attributable to noncontrolling interests	(882)	723
Preferred return to preferred OP units	874	527
Preferred distribution to Series A-4 preferred stock	—	432
Gain on disposition of assets, net	(5,562)	(5,679)
FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (7)	$95,046	$106,779
Adjustments
Other acquisition related costs (8)	385	160
Loss on extinguishment of debt	3,279	653
Catastrophic weather-related charges, net	606	782
Loss of earnings - catastrophic weather related (9)	300	—
(Gain) / loss on foreign currency translation	17,479	(1,965)
Other expense, net (6)	302	67
Deferred tax benefits	(130)	(217)
Core FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (7)	$117,267	$106,259

Weighted average common shares outstanding - basic	92,410	85,520
Add
Common OP units	2,412	2,722
Common stock issuable upon conversion of stock options	1	1
Restricted stock	524	512
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75
Common stock issuable upon conversion of Series A-1 preferred OP units	746	803
Common stock issuable upon conversion of Series C preferred OP units	345	—
Common stock issuable upon conversion of Series A-4 preferred stock	—	472
Weighted Average Common Shares Outstanding - Fully Diluted	96,513	90,105

FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (7) Per Share - Fully Diluted	$0.98	$1.19
Core FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (7) Per Share - Fully Diluted	$1.22	$1.18

1st Quarter 2020 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA (1)
(amounts in thousands)

	Three Months Ended
	March 31, 2020	March 31, 2019
Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders	$(16,086)	$34,331
Adjustments
Depreciation and amortization	83,689	76,556
Loss on extinguishment of debt	3,279	653
Interest expense	32,416	34,014
Interest on mandatorily redeemable preferred OP units / equity	1,041	1,094
Current tax expense	450	214
Deferred tax benefit	(130)	(217)
Income from nonconsolidated affiliates	(52)	(388)
Less: Gain on dispositions of assets, net	(5,562)	(5,679)
EBITDAre (1)	$99,045	$140,578
Adjustments
Catastrophic weather related charges, net	606	782
(Gain) / loss on remeasurement of marketable securities	28,647	(267)
(Gain) / loss on foreign currency translation	17,479	(1,965)
Other expense, net (6)	302	67
Loss on remeasurement of notes receivable	2,112	—
Loss on remeasurement of investment in nonconsolidated affiliates	2,191	—
Preferred return to preferred OP units / equity	1,570	1,323
Income / (loss) attributable to noncontrolling interests	(962)	1,041
Preferred stock distribution	—	432
Plus: Gain on dispositions of assets, net	5,562	5,679
Recurring EBITDA (1)	$156,552	$147,670

1st Quarter 2020 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to NOI (1)
(amounts in thousands)

	Three Months Ended
	March 31, 2020	March 31, 2019
Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders	$(16,086)	$34,331
Other revenues	(6,263)	(8,480)
Home selling expenses	3,992	3,324
General and administrative expenses	25,517	21,887
Catastrophic weather-related charges, net	606	782
Depreciation and amortization	83,689	76,556
Loss on extinguishment of debt	3,279	653
Interest expense	32,416	34,014
Interest on mandatorily redeemable preferred OP units / equity	1,041	1,094
(Gain) / loss on remeasurement of marketable securities	28,647	(267)
(Gain) / loss on foreign currency translation	17,479	(1,965)
Other expense, net (6)	302	67
Loss on remeasurement of notes receivable	2,112	—
Income from nonconsolidated affiliates	(52)	(388)
Loss on remeasurement of investment in nonconsolidated affiliates	2,191	—
Current tax expense	450	214
Deferred tax benefit	(130)	(217)
Preferred return to preferred OP units / equity	1,570	1,323
Income / (loss) attributable to noncontrolling interests	(962)	1,041
Preferred stock distribution	—	432
NOI (1) / Gross Profit	$179,798	$164,401

	Three Months Ended
	March 31, 2020	March 31, 2019
Real Property NOI (1)	$156,552	$141,844
Home Sales NOI (1) / Gross Profit	10,555	10,341
Rental Program NOI (1)	27,985	26,017
Ancillary NOI (1) / Gross Profit	2,713	3,077
Site rent from Rental Program (included in Real Property NOI) (1) (10)	(18,007)	(16,878)
NOI (1) / Gross Profit	$179,798	$164,401

1st Quarter 2020 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

1st Quarter 2020 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Debt Outstanding
Mortgage loans payable	$3,273,808	$3,180,592	$2,967,128	$2,863,485	$2,879,017
Secured borrowings on collateralized receivables (4)	—	—	93,669	98,299	102,676
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	34,663	34,663
Lines of credit (5)	582,774	183,898	140,632	76,079	396,512
Total debt	$3,926,494	$3,434,402	$3,271,341	$3,107,775	$3,448,117

% Fixed / Floating
Fixed	85.2%	94.7%	95.7%	97.6%	88.5%
Floating	14.8%	5.3%	4.3%	2.4%	11.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Mortgage loans payable	3.91%	4.05%	4.13%	4.24%	4.24%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	6.50%	6.50%	6.50%	6.50%
Lines of credit (5)	1.85%	2.71%	3.23%	3.34%	3.73%
Average before secured borrowings (4)	3.64%	4.03%	4.14%	4.27%	4.22%
Secured borrowings on collateralized receivables (4)	—%	—%	9.92%	9.93%	9.94%
Total average	3.64%	4.03%	4.30%	4.44%	4.39%

Debt Ratios
Net Debt / Recurring EBITDA (1) (TTM)	5.6	5.5	5.3	5.2	6.0
Net Debt / Enterprise Value	22.6%	19.0%	18.7%	20.2%	24.1%
Net Debt / Gross Assets	35.6%	36.0%	36.0%	35.1%	39.8%

Coverage Ratios
Recurring EBITDA (1) (TTM) / Interest	4.5	4.4	4.4	4.2	4.1
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	4.3	4.2	4.2	4.0	3.9

Maturities / Principal Amortization Next Five Years	2020	2021	2022	2023	2024
Mortgage loans payable
Maturities	$—	$51,053	$82,155	$185,618	$315,330
Principal amortization	44,024	60,499	61,326	60,604	57,082
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	35,249	—	—
Preferred OP units - mandatorily redeemable	—	—	—	—	27,373
Lines of credit (5)	7,206	13,977	10,000	551,912	—
Total	$51,230	$125,529	$188,730	$798,134	$399,785

Weighted average rate of maturities	—%	5.97%	4.46%	4.08%	4.47%

1st Quarter 2020 Supplemental Information     12          Sun Communities, Inc.

Real Property Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended
	March 31, 2020	March 31, 2019	Change	% Change
Financial Information
Income from real property (11)	$214,672	$204,138	$10,534	5.2%

Property operating expenses
Payroll and benefits	18,812	18,424	388	2.1%
Legal, taxes, and insurance	2,888	2,339	549	23.5%
Utilities (11)	15,110	15,720	(610)	(3.9)%
Supplies and repair (12)	6,129	6,302	(173)	(2.7)%
Other	5,567	5,405	162	3.0%
Real estate taxes	15,964	15,160	804	5.3%
Property operating expenses	64,470	63,350	1,120	1.8%
Real Property NOI (1)	$150,202	$140,788	$9,414	6.7%

	As of
	March 31, 2020	March 31, 2019	Change	% Change
Other Information
Number of properties	367	367	-

MH occupancy (3)	96.1%
RV occupancy (3)	100.0%
MH & RV blended occupancy (3)	97.0%

Adjusted MH occupancy (3)	97.9%
Adjusted RV occupancy (3)	100.0%
Adjusted MH & RV blended occupancy (3)	98.4%	96.6%	1.8%

Monthly base rent per site - MH	$589	$567	$22	4.0%	(14)
Monthly base rent per site - RV (13)	$495	$467	$28	5.8%	(14)
Monthly base rent per site - Total (13)	$567	$544	$23	4.3%	(14)

1st Quarter 2020 Supplemental Information     13          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended
	March 31, 2020	March 31, 2019	Change	% Change
Financial Information
New homes
New home sales	$15,596	$15,381	$215	1.4%
New home cost of sales	12,610	13,146	(536)	(4.1)%
NOI (1) / Gross Profit – new homes	2,986	2,235	751	33.6%
Gross margin % – new homes	19.1%	14.5%	4.6%
Average selling price – new homes*	$131,059	$123,048	$8,011	6.5%

Pre-owned homes
Pre-owned home sales	$24,991	$24,237	$754	3.1%
Pre-owned home cost of sales	17,422	16,131	1,291	8.0%
NOI (1) / Gross Profit – pre-owned homes	7,569	8,106	(537)	(6.6)%
Gross margin % – pre-owned homes	30.3%	33.4%	(3.1)%
Average selling price – pre-owned homes*	$38,806	$36,013	$2,793	7.8%

Total home sales
Revenue from home sales	40,587	39,618	969	2.4%
Cost of home sales	30,032	29,277	755	2.6%
NOI (1) / Gross Profit – home sales	$10,555	$10,341	$214	2.1%

Statistical Information
New home sales volume*	119	125	(6)	(4.8)%
Pre-owned home sales volume*	644	673	(29)	(4.3)%
Total home sales volume *	763	798	(35)	(4.4)%

1st Quarter 2020 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended
	March 31, 2020	March 31, 2019	Change	% Change
Financial Information
Revenues
Rental home revenue	$15,472	$13,971	$1,501	10.7%
Site rent from Rental Program (1) (10)	18,007	16,878	1,129	6.7%
Rental Program revenue	33,479	30,849	2,630	8.5%

Expenses
Repairs and refurbishment	2,953	2,349	604	25.7%
Taxes and insurance	2,013	1,864	149	8.0%
Other	528	619	(91)	(14.7)%
Rental Program operating and maintenance	5,494	4,832	662	13.7%
Rental Program NOI (1)	$27,985	$26,017	$1,968	7.6%

Other Information
Number of sold rental homes*	234	210	24	11.4%
Number of occupied rentals, end of period*	11,431	11,170	261	2.3%
Investment in occupied rental homes, end of period	$596,319	$547,844	$48,475	8.8%
Weighted average monthly rental rate, end of period*	$1,009	$963	$46	4.8%

1st Quarter 2020 Supplemental Information     15          Sun Communities, Inc.

Acquisitions and Other Summary (15)
(amounts in thousands except for statistical data)

Three Months Ended
March 31, 2020
Financial Information
Revenues
Income from real property	$14,148

Property and operating expenses
Payroll and benefits	2,518
Legal, taxes & insurance	292
Utilities	1,699
Supplies and repairs	901
Other	1,176
Real estate taxes	1,212
Property operating expenses	7,798
Net operating income (NOI) (1)	$6,350

Other Information	March 31, 2020
Number of properties	57
Occupied sites	7,730
Developed sites	8,327
Occupancy %	92.8%
Transient sites	3,300

1st Quarter 2020 Supplemental Information     16          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
FLORIDA
Communities	125	125	125	125	125
Developed sites (16)	39,380	39,230	39,067	38,879	38,878
Occupied (16)	38,526	38,346	38,155	37,944	37,932
Occupancy % (16)	97.8%	97.7%	97.7%	97.6%	97.6%
Sites for development	1,527	1,527	1,633	1,638	1,685
MICHIGAN
Communities	72	72	72	72	72
Developed sites (16)	27,883	27,905	27,906	27,891	27,777
Occupied (16)	26,863	26,785	26,677	26,591	26,430
Occupancy % (16)	96.3%	96.0%	95.6%	95.3%	95.2%
Sites for development	1,115	1,115	1,115	1,115	1,202
TEXAS
Communities	23	23	23	23	23
Developed sites (16)	7,627	7,615	7,098	6,997	6,953
Occupied (16)	7,076	7,006	6,834	6,683	6,529
Occupancy % (16)	92.8%	92.0%	96.3%	95.5%	93.9%
Sites for development	555	555	1,086	1,100	1,107
CALIFORNIA
Communities	31	31	31	31	31
Developed sites (16)	5,986	5,981	5,963	5,946	5,949
Occupied (16)	5,948	5,941	5,917	5,896	5,902
Occupancy % (16)	99.4%	99.3%	99.2%	99.2%	99.2%
Sites for development	302	302	302	56	56
ARIZONA
Communities	13	13	13	13	13
Developed sites (16)	4,268	4,263	4,239	4,235	4,238
Occupied (16)	3,923	3,892	3,852	3,842	3,830
Occupancy % (16)	91.9%	91.3%	90.9%	90.7%	90.4%
Sites for development	—	—	—	—	—
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (16)	3,977	4,031	4,022	3,929	3,832
Occupied (16)	3,977	4,031	4,022	3,929	3,832
Occupancy % (16)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,608	1,611	1,675	1,675	1,675
INDIANA
Communities	11	11	11	11	11
Developed sites (16)	3,087	3,087	3,089	3,089	3,089
Occupied (16)	2,914	2,900	2,870	2,849	2,823
Occupancy % (16)	94.4%	93.9%	92.9%	92.2%	91.4%
Sites for development	277	277	277	277	277
OHIO
Communities	9	9	9	9	9
Developed sites (16)	2,768	2,770	2,770	2,770	2,770
Occupied (16)	2,702	2,716	2,703	2,705	2,704
Occupancy % (16)	97.6%	98.1%	97.6%	97.7%	97.6%
Sites for development	59	59	59	59	59

1st Quarter 2020 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	3/31/2020		12/31/2019	9/30/2019	6/30/2019	3/31/2019
COLORADO
Communities	10		10	10	8	8
Developed sites (16)	2,423		2,423	2,423	2,335	2,335
Occupied (16)	2,318		2,322	2,325	2,323	2,323
Occupancy % (16)	95.7%		95.8%	96.0%	99.5%	99.5%
Sites for development	1,867		1,867	1,973	2,129	2,129
OTHER STATES
Communities	115		113	80	75	72
Developed sites (16)	22,583		22,572	17,203	16,493	16,354
Occupied (16)	21,749		21,678	16,657	16,026	15,826
Occupancy % (16)	96.3%		96.0%	96.8%	97.2%	96.8%
Sites for development	2,980		2,980	2,437	2,705	2,987
TOTAL - PORTFOLIO
Communities	424		422	389	382	379
Developed sites (16)	119,982		119,877	113,780	112,564	112,175
Occupied (16)	115,996		115,617	110,012	108,788	108,131
Occupancy % (16)	96.7%	(17)	96.4%	96.7%	96.6%	96.4%
Sites for development (18)	10,290		10,293	10,557	10,754	11,177
% Communities age restricted	34.0%		34.1%	30.8%	31.4%	31.7%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,311		5,465	5,506	5,693	5,650
California	1,947		1,952	1,970	1,985	1,975
Texas	1,612		1,623	1,642	1,693	1,717
Maryland	1,488		1,488	1,426	1,380	1,375
Arizona	1,392		1,397	1,421	1,424	1,421
Ontario, Canada	1,009		939	937	1,043	1,131
New York	916		923	924	935	929
New Jersey	875		864	868	875	906
Maine	828		811	821	848	857
Utah	750		753	560	562	562
Virginia	630		324	329	358	369
Michigan	590		570	569	584	611
Other states	4,532		4,307	3,909	3,205	2,670
Total transient RV sites	21,880		21,416	20,882	20,585	20,173

1st Quarter 2020 Supplemental Information     18          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average/Site*	Recurring Capital Expenditures (19)	Lot Modifications (20)	Acquisitions (21)	Expansion & Development (22)	Revenue Producing/Expense Reduction projects (23)
YTD 2020	$50	$5,889	$7,923	$37,076	$60,218	$4,351
2019	$345	$30,382	$31,135	$930,668	$281,808	$9,638
2018	$263	$24,265	$22,867	$414,840	$152,672	$3,864

1st Quarter 2020 Supplemental Information     19          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

LOCATIONS	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	376	180	40	63	358
Michigan	215	78	8	298	31
Ontario, Canada	375	(54)	6	6	21
Texas	79	70	11	77	11
Arizona	20	31	14	6	42
Indiana	25	14	1	63	3
Ohio	47	(14)	—	30	2
California	25	7	7	3	22
Colorado	4	(4)	—	7	8
Other states	580	(8)	32	91	61
Three Months Ended March 31, 2020	1,746	300	119	644	559

TOTAL FOR YEAR ENDED	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2019	4,139	2,674	571	2,868	2,231
2018	3,435	2,600	526	3,103	2,147

PERCENTAGE TRENDS	Resident Move-outs	Resident Re-sales
2020 (TTM)	2.8%	6.8%
2019	2.6%	6.6%
2018	2.4%	7.2%

1st Quarter 2020 Supplemental Information     20          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

•
FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.

•	NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

•	EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).

1st Quarter 2020 Supplemental Information     21          Sun Communities, Inc.

The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2020 actual exchange rates.
(3) The Same Community occupancy percentage is 96.1 percent for MH, 100.0 percent for RV, and 97.0 percent for the blended MH and RV. The MH and RV blended occupancy is derived from 111,655 developed sites, of which 108,266 were occupied. The Same Community occupancy percentage for 2019 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites. The adjusted Same Community occupancy percentage for 2020 is derived from 110,001 developed sites, of which 108,266 were occupied. The number of developed sites excludes RV transient sites and approximately 1,700 recently completed but vacant MH expansion sites.
(4) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount. In November 2019, the Company derecognized the transferred financial assets and secured borrowing as legal isolation criteria to be accounted for as a true sale were satisfied pursuant to the terms of the purchase agreement.
(5) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(6)    Other expense, net was as follows (in thousands)

	Three Months Ended
	March 31, 2020	March 31, 2019
Foreign currency remeasurement loss	$(220)	$4
Contingent liability remeasurement loss	(82)	(71)
Other expense, net	$(302)	$(67)
(7) The effect of certain anti-dilutive convertible securities is excluded from these items.
(8) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(9)
Core FFO(1) includes an adjustment of $0.3 million for the three months ended March 31, 2020, for estimated loss of earnings in excess of the applicable business interruption deductible in relation to the Company’s Florida Keys communities that required redevelopment due to damages sustained from Hurricane Irma in September 2017.

(10) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. The site rent is reflected in Real Property Operations’ segment revenue. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(11) Same Community results net $9.0 million and $8.5 million of certain utility revenue against the related utility expense in property operating expense for the three months ended March 31, 2020 and 2019, respectively.
(12) Same Community supplies and repair expense excludes $0.1 million for the three months ended March 31, 2019, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(13) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(14) Calculated using actual results without rounding.
(15) Acquisitions and other is comprised of 2 properties acquired and 3 properties that we have an interest in, but do not operate in 2020, forty-two properties acquired in 2019, one property being operated under a temporary use permit, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, five recently opened ground-up developments, one property undergoing redevelopment, and other miscellaneous transactions and activity.
(16) Includes MH and annual RV sites, and excludes transient RV sites, as applicable.

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(17) As of March 31, 2020, total portfolio MH occupancy was 95.8 percent inclusive of the impact of approximately 1,900 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(18) Total sites for development were comprised of approximately 76.3 percent for expansion, 17.6 percent for greenfield development and 6.1 percent for redevelopment.
(19) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(20) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(21) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the three months ended March 31, 2020 include $10.9 million of capital improvements identified during due diligence that are necessary to bring the communities to the Company’s operating standards. For the years ended December 31, 2019 and 2018, these costs were $50.7 million and $94.6 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(22) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements, such as driveways, sidewalks and landscaping.
(23) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
(24) Net leased sites do not include occupied sites acquired during that year.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

1st Quarter 2020 Supplemental Information     23          Sun Communities, Inc.